Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-4945, 33-62156, 333-08063, 333-26059, 333-81789, and 333-108471 on Forms S-8
of our report dated December 24, 2008, relating to the financial statements and financial statement schedule of HEICO Corporation and subsidiaries and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of HEICO Corporation and subsidiaries for the year ended October 31, 2008.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Miami, Florida
December 24, 2008